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                                                                  EXHIBIT 23.7

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 1998 (except for Note C, as to which the date is June 17, 1998), with respect to the consolidated financial statements of The National School Supply Company and Subsidiaries included in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-73103) and related Prospectus of School Specialty, Inc. for the registration of 3,450,000 shares of its common stock.






Cleveland, Ohio                                            /s/ ERNST & YOUNG LLP
March 15, 1999                                           ----------------------
                                                               ERNST & YOUNG LLP